UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 29, 2013
(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2013, Mr. Fritz K. Schaudies, Chief Financial Officer of Midway Gold Corp. (the “Registrant”), informed the Registrant that he plans to resign as the Registrant’s Chief Financial Officer effective upon completion of the transition of his duties and responsibilities to his successor as Chief Financial Officer.  It is currently the intent of Mr. Schaudies and the Registrant that Mr. Schaudies will continue in his present position to assist in making a smooth transition to his successor.  The Registrant has commenced a search for a new Chief Financial Officer to replace Mr. Schaudies.

Item 7.01. Regulation FD Disclosure.

On February 1, 2013, the Registrant issued a press release announcing the resignation of Mr. Fritz K. Schaudies as Chief Financial Officer of the Registrant.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

The following Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

99.1             Press Release dated February 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: February 1, 2013	By:	/s/ Kenneth A. Brunk
Kenneth A. Brunk Chairman, President and CEO

EXHIBIT INDEX

The following Exhibit relating to 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
99.1	Press Release dated February 1, 2013